UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     September 10, 2008

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

bioMETRX, Inc. (the “Company”) entered into three (3) separate Extension and Waiver Agreements effective as of September 10, 2008, with the three remaining investors in the Company’s private placements that were consummated on June 29, 2006 and December 28, 2006 whereby the Company sold an aggregate of $3,100,000 of its Convertible Notes/Debentures (collectively referred to as “Notes”). As of September 10th, 2008 there remained approximately $1,139,000 principal amount of these Notes outstanding despite the fact that their respective maturity dates has passed.

Pursuant to the Extension and Waiver Agreements, entered into with the investors in the June, 2006 private placement, which accounts for approximately $589,000 of the outstanding debt, the maturity dates of their Notes were extended until June 29, 2009. In addition the Holders agreed to waive all defaults under the Notes and related Transaction Documents and consented to the Company’s proposed new financing. In consideration, the Company agreed to issue these Holders an aggregate of 430,138 shares of its common stock as payment of accrued and unpaid interest in the amount of approximately $58,000 due under the Notes. In addition, the Company agreed to reset the exercise price of 900,000 Series A Warrants owned by the Holders from $1.00 to $.18.

Pursuant to the Extension and Waiver Agreement, entered into with the investor in the December, 2006 private placement, which accounts for $550,000 of the outstanding debt, the Company has agreed to pay down $100,000 of their Note by September 16, 2008 which will extend the maturity date of their Note until December 16, 2008. Additionally, the Company has agreed to pay down an additional $175,000 of this Note by December 16, 2008 which will further extend the maturity date of this Note until July 30, 2009. Conditioned upon the payment of the first $100,000 by September 16, 2008, the Holder agreed to waive all default under the Note and related Transaction Documents and has consented to the Company’s proposed new financing. The Company agreed to issue the Holder 657,465 shares of its common stock, with a holding period of 9 months, as payment of accrued and unpaid interest in the amount of $118,343.84 due under their Note. In addition, the Company agreed to reset the exercise price of their Series A Warrants from $1.00 to $.18. In addition, conditioned upon the payment of the first $100,000 this investor has agreed not to sell, transfer or assign any of their securities until December 16, 2008, furthermore if the Company pays down the additional $175,000 of the Note by December 16, 2008 the investor has agreed not to sell, transfer or assign any of their securities in the Company until March 16, 2009.

Item 9.01 Financial Statements and Exhibits

   c)    Exhibits

10.1    Extension and Waiver Agreement -Whalehaven Capital Fund Ltd.
10.2    Extension and Waiver Agreement - Alpha Capital AG
10.3    Extension and Waiver Agreement - BridgePointe Master Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 11, 2008	By:	/s/ Mark Basile
Mark Basile
Chief Executive Officer